EXHIBIT 99.1

Lyris Announces First Quarter Fiscal 2013 Financial Results

Lyric HQ SaaS Revenue Up 12% in F1Q13 Over F1Q12 and Up 4% Sequentially; 90% of F1Q13 Revenue Was Recurring

Launched Next Generation Lyris ONE Digital Marketing Platform

EMERYVILLE, Calif., Nov. 7, 2012 (GLOBE NEWSWIRE) -- Lyris, Inc. (OTCBB:LYRI), a global provider of digital marketing solutions, today announced operating results for the first quarter of fiscal 2013 ended September 30, 2012.

Highlights

  Fiscal first quarter revenues of $9.0 million, down 7.2% from $9.7 million in the same period last year, and down 3.4% from $9.3 million in the prior quarter.
  Recurring revenue of 90% of total revenue in the fiscal first quarter compared to 85% of total revenues in the same period a year ago and 88% of revenues in the prior quarter.
  Lyris HQ Software-as-a-Service (SaaS) revenues of 60% of total revenues in the fiscal first quarter compared to 50% in the same period a year ago and 56% of total revenues in the prior quarter.
  Fiscal first quarter gross margin of 58%, down from 63% in the same period last year.
  Fiscal first quarter loss from operations of $(0.6 million), compared to a loss from operations of $(1.0 million) in the same period last year. Fiscal first quarter net loss of $(0.8 million), or $(0.08) per share, compared to a net loss of $(1.1 million), or $(0.14) per share, in the same period last year
  Fiscal first quarter non-GAAP net loss of $(0.3 million), or $(0.04) per share, compared to a non-GAAP loss of $(0.5 million), or $(0.07) per share, in the same period a year ago.
  Fiscal first quarter adjusted EBITDA of $0.1 million, compared to adjusted EBITDA of $0.2 million in the same period a year ago.
  Launched next-generation Lyris ONE digital marketing platform.

"Our flagship Lyris HQ SaaS offering continued to post double-digit revenue increases in the fiscal first quarter, and our overall revenues are reflective of our shift in strategy," stated Wolfgang Maasberg, President and CEO of Lyris, Inc. "To effectively scale our business, we have been focused on innovation and the release of our Lyris ONE digital marketing platform. This unique offering positions us to take advantage of the billion-dollar plus digital marketing big data space and since launch, we have seen strong demand for Lyris ONE and have already secured new customer commitments. We want to help digital marketers dramatically increase the performance of their campaigns and to do that requires a platform that marries big data analytics with marketing execution."

Massberg continued, "Also, as we announced earlier today, I am very pleased to have Deb Eudaley take on the role of Chief Operating Officer for Lyris in addition to her duties as CFO. Since joining us a year ago, Deb has proven herself invaluable to me and the company in streamlining our operations and strengthening our balance sheet. I have no doubt Deb will continue to distinguish herself as we pursue our growth strategy over the coming quarters."

First Quarter Fiscal 2013 Financial Results

Total revenues of the first quarter of fiscal 2013 were $9.0 million, down 7.2% from $9.7 million in the same period in fiscal 2012. Total subscription revenues were $7.1 million, or 79% of total revenues, in the first quarter of fiscal 2013, compared to $7.2 million, or 75% of total revenues, in the same period in fiscal 2012. Lyris HQ SaaS revenues were $5.4 million, or 60% of total revenues, in the first quarter of fiscal 2013, up 12% from $4.8 million, or 50% of total revenues, in the same period a year ago.

Gross profit was $5.2 million, or 58% as a percentage of total revenues, in the first quarter of fiscal 2013, down 15% from $6.1 million, or 63% of total revenue, in the same period in fiscal 2012.

Loss from operations was $(0.6 million) in the first quarter of fiscal 2013, compared to a loss from operations of $(1.0 million) in the prior year period. Net loss for the first quarter of fiscal 2013 was $(0.8 million), or $(0.08) per share, compared to a net loss of $(1.1 million), or $(0.14) per share, in the first quarter of fiscal 2012.

The company ended the period with $0.7 million in cash compared to $1.6 million on June 30, 2012 and $0.3 million on September 30, 2011. Total shares outstanding as of September 30, 2012, were 9.4 million. End of period cash position does not reflect $5 million equity raise dated October 18, 2012, completed after the close of the fiscal first quarter of 2013.

Conference Call Information

Lyris will hold a conference call and webcast to discuss its financial results and operating activities open to all interested parties at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time),Wednesday, November 7, 2012.

The teleconference can be accessed by calling 888-556-4997, passcode 5311453. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available on the Internet at www.lyris.com.

A replay of the call will be available through Wednesday, November 14, 2012, at 877-870-5176, passcode 5311453, and on the company's website at www.lyris.com.

About Lyris

Lyris, Inc. is a leading global provider of digital marketing solutions that helps companies engage with customers in more meaningful ways. Lyris products and services empower marketers to design, automate, and optimize data-driven interactive marketing campaigns that facilitate superior engagement, increase conversions, and deliver measurable business value. Lyris' high-performance, secure and flexible digital marketing platforms improve marketing efficiency by providing automated digital message delivery, robust segmentation, and real-time social, mobile, and interaction analytics. The Lyris solutions portfolio is comprised of both in-the-cloud and on-premises solutions - Lyris ONE, Lyris HQ, Lyris LM - combined with customer-focused services and support. www.lyris.com

Forward Looking Statements

This press release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance, and that are subject to many risks and uncertainties. These forward-looking statements include material in quotations from management, including our estimate of our addressable market. Statements that include word such as "expects," "intends," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements identify many of our forward-looking statements.

Many factors could cause actual results to differ materially from those indicated in our forward-looking statements. For example, market acceptance of our products, potential delays in product development, product offerings by our competitors, and our ability to finance anticipated growth could affect our future results. Other risk factors that could cause actual results to differ significantly from our expectations are described in our annual and quarterly reports filed with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Non-GAAP Financial Measures

In this release we present certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe the calculation of non-GAAP net income (loss), calculated without giving effect to acquisition-related amortization charges, stock-based compensation expense and certain other amounts that we do not consider to be related to our ongoing core operating performance, provides a basis to compare our operating results across periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as GAAP net income (loss) less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of our cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure, as required under SEC rules and regulations, in tables attached to this release.

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,
	2012	2011

Revenues:
Subscription revenue	$ 7,128	$ 7,233
Support and maintenance revenue	931	948
Professional services revenue	670	1184
Software revenue	243	298
Total revenues	8,972	9,663
Cost of revenues:
Subscription, software and other services	3,574	3,425
Amortization of developed technology	229	155
Total cost of revenues	3,803	3,580
Gross profit	5,169	6,083
Operating expenses:
Sales & marketing	2,275	3,109
General and administrative	2,306	2,337
Research & development	1,161	1,407
Amortization of customer relationship and trade names	50	222
Total operating expenses	5,792	7,075
Loss from operations	(623)	(992)
Interest expense	(125)	(57)
Interest income	2	4
Other (expense) income, net	29	(5)
Loss from operations before income taxes	(717)	(1,050)
Income tax provision	79	49
Net loss	$ (796)	$ (1,099)
Less: income attributable to noncontrolling interest	$ 20	$ 7
Net loss attributable to Lyris, Inc.	$ (816)	$ (1,106)
Net loss per share basic and diluted	$ (0.08)	$ (0.14)
Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	9,441	8,088

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended September 30,
	2012	2011
Net loss	$ (796)	$ (1,099)
Stock-based compensation expense	206	176
Amortization of intangible assets	279	377
Other (income) expense, net	(29)	5

Non-GAAP net loss	$ (340)	$ (541)

Net loss per share basic and diluted	$ (0.04)	$ (0.07)

Shares used to compute net loss per share:
Basic and diluted	9,441	8,088

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,
	2012	2011
Net loss	$ (796)	$ (1,099)
Interest (income) / expense, net	123	53
Income tax (benefit) / provision	79	49
Depreciation and amortization	530	617

Total EBITDA	(64)	(380)

Stock-based compensation expense	206	176
Reorganization and severance expense	--	372
Other (income) expense, net	(29)	5

Total Adjusted EBITDA	$ 113	$ 173

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except for per share data)

	September 30,	June 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 743	$ 1,602
Accounts receivable, less allowances of $662 and $686, respectively	4,512	4,934
Prepaid expenses and other current assets	890	795
Deferred income taxes	870	882
Total current assets	7,015	8,213
Property and equipment, net	8,605	7,044
Intangible assets, net	5,195	5,266
Goodwill	9,791	9,791
Other long-term assets	896	901
TOTAL ASSETS	$ 31,502	$ 31,215

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 5,158	$ 4,222
Revolving line of credit	4,714	5,005
Capital lease obligations - short-term	741	631
Income taxes payable	173	108
Deferred revenue	3,368	3,593
Total current liabilities	14,154	13,559
Other long-term liabilities	704	543
Capital lease obligations - long-term	792	662
TOTAL LIABILITIES	15,650	14,764
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share, 4,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.01 par value; authorized 40,000 shares; 9,447 issued and 9,435 outstanding shares at September 30, 2012 and June 30, 2012, respectively	1,414	1,414
Additional paid-in capital	267,635	267,447
Accumulated deficit	(253,107)	(252,291)
Treasury stock, at cost 11 shares held at September 30, 2012 and June 30, 2012	(56)	(56)
Accumulated other comprehensive income	125	115
Total stockholders' equity controlling interest	16,011	16,629
Total stockholders' equity noncontrolling interest	(159)	(178)
Total stockholders' equity	15,852	16,451
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 31,502	$ 31,215
CONTACT: Investor Relations Contact:
         Rich McDonald
         Director, Investor Relations
         (610) 688-3305
         rmcdonald@lyris.com